                                                                    Exhibit 11.1
                                                                          1 of 2


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)



                                                                            Twelve Months Ended September 30,
                                                            -------------------------------------------------------------------
                                                                       1998                                    1997
                                                            ---------------------------            ----------------------------
                                                              Basic           Diluted                 Basic            Diluted
                                                              -----           -------                 -----            -------

  I.  Weighted Shares Outstanding, Net of Treasury
         Stock Outstanding - Beginning of Period:            4,713,546        4,713,546             6,693,646         6,693,646

             Options and warrants exercised                      3,247            3,247                40,512            40,512

             Stock repurchased                                (926,693)        (926,693)             (970,113)         (970,113)

 II.  Weighted Equivalent Shares:

             Assumed options and warrants exercised                              47,803                                  31,296
                                                            ----------       ----------            ----------        ----------

III.  Weighted Average Shares and Equivalent Shares          3,790,100        3,837,903             5,764,045         5,795,341
                                                            ==========       ==========            ==========        ==========

 IV.  Net Income                                            $   14,056       $   14,056            $   26,866        $   26,866
                                                            ==========       ==========            ==========        ==========

  V.  Net Income Per Share (Diluted)                        $     3.71       $     3.66            $     4.66        $     4.64
                                                            ==========       ==========            ==========        ==========

                                                                    Exhibit 11.1
                                                                          2 of 2

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)




                                                                            Twelve Months Ended September 30,
                                                            -------------------------------------------------------------------
                                                                       1998                                    1997
                                                            ---------------------------            ----------------------------
                                                              Basic           Diluted                 Basic            Diluted
                                                              -----           -------                 -----            -------

  I.  Weighted Shares Outstanding, Net of Treasury
         Stock Outstanding - Beginning of Period:            3,014,029        3,014,029             5,322,296         5,322,296

             Options and warrants exercised                                                               407               407

             Stock repurchased                                 (42,148)         (42,148)             (500,094)         (500,094)

 II.  Weighted Equivalent Shares:

             Assumed options and warrants exercised                              56,661                                  29,959
                                                            ----------       ----------           -----------       -----------

III.  Weighted Average Shares and Equivalent Shares          2,971,881        3,028,542             4,822,609         4,852,568
                                                            ==========       ==========           ===========       ===========

 IV.  Net Income                                            $    1,828       $    1,828           $     1,357       $     1,357
                                                            ==========       ==========           ===========       ===========

  V.  Net Income Per Share (Diluted)                        $      .62       $      .60           $       .28       $       .28
                                                            ==========       ==========           ===========       ===========
